UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 August 24, 2017 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1910	BALTIMORE GAS AND ELECTRIC COMPANY	52-0280210
(a Maryland corporation) 2 Center Plaza 110 West Fayette Street Baltimore, Maryland 21201 (401) 234-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1- Registrant’s Business and Operations

Item 1.01.    Entry into a Material Definitive Agreement.

On August 24, 2017, Baltimore Gas and Electric Company (“BGE”) issued $300 million aggregate principal amount of its 3.750% notes due 2047. See Item 2.03 below for a description of the notes and related agreements.

Section 2 - Financial Information

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2017, BGE issued $300 million aggregate principal amount of its 3.750% notes due 2047 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of July 24, 2006 (as so amended and supplemented, the “Indenture”), between BGE and Deutsche Bank Trust Company Americas, as trustee. The proceeds of the Notes will be used by BGE to redeem $250 million in principal amount of the 6.20% Deferrable Interest Subordinated Debentures due October 15, 2043 issued by BGE's affiliate BGE Capital Trust II, to repay commercial paper obligations and for general corporate purposes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to BGE’s Registration Statement on Form S-3 (Registration No. 333-213383-03).

Interest on the Notes is payable semi-annually on February 15 and August 15, commencing February 15, 2018.  The Notes are redeemable in whole or in part at BGE’s option (i) at any time prior to February 15, 2047, at a redemption price equal to the greater of 100% of the principal amount of the notes then outstanding to be redeemed or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if such notes matures on February 15, 2047 (exclusive of interest accrued to the redemption date), discounted the redemption date on a semi-annual basis at the Treasury Rate plus 15 basis points, and (ii) on or after February 15, 2047, at a redemption price equal to 100% of the principal amount of the notes then outstanding to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.  The form of the Notes is attached to this Current Report as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the Notes, McKennon Shelton & Henn LLP provided BGE with the legal opinion attached to this Current Report as Exhibit 5.1.

A copy of the Underwriting Agreement dated August 21, 2017 between BGE, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Apto Partners, LLC and Penserra Securities LLC, as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this Current Report.

Item 9.    - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

1.1
Underwriting Agreement dated August 21, 2017 between BGE, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Apto Partners, LLC and Penserra Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of 3.750% notes due 2047
5.1	Opinion of McKennon Shelton & Henn LLP
12.1	Statement regarding computation of the ratio of earnings to fixed charges for the six months ended June 30, 2017

* * * * *
     This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements include: (a) any risk factors discussed herein; (b) those factors discussed in the following sections of BGE’s Annual Report on Form 10-K for the year ended December 31, 2016: ITEM 1A. Risk Factors, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and ITEM 8. Financial Statements and Supplementary Data: Note 3 and Note 24; (c) those factors discussed in the following sections of BGE’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017: ITEM 1A. Risk Factors and Part I, Financial Information, ITEM 1. Financial Statements: Note 5 and Note 17 and (d) other factors discussed herein and in other filings with the SEC made by BGE, as applicable. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. BGE undertakes no obligation to publicly release any revision to its forward looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIMORE GAS AND ELECTRIC COMPANY

/s/ David M. Vahos
David M. Vahos
Senior Vice President, Chief Financial Officer and Treasurer
Baltimore Gas and Electric Company

August 24, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1
Underwriting Agreement dated August 21, 2017 between BGE, Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Apto Partners, LLC and Penserra Securities LLC, as representatives of the several underwriters named therein.

4.1	Form of 3.750% notes due 2047
5.1	Opinion of McKennon Shelton & Henn LLP
12.1	Statement regarding computation of the ratio of earnings to fixed charges for the six months ended June 30, 2017